UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Santander UK plc	Abbey National Treasury Services plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
England	England
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
98-0661684	98-0204729
(I.R.S. employer identification number)	(I.R.S. employer identification number)
2 Triton Square, Regent’s Place, London NW1 3AN England +44 870 607 6000	2 Triton Square, Regent’s Place, London NW1 3AN England +44 870 607 6000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.000% Notes due 2016	New York Stock Exchange
2.875% Notes due 2014	New York Stock Exchange
Floating Rate Notes due 2014	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-172925

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrants have filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated April 20, 2011 (the “Prospectus Supplement”) to a prospectus dated April 5, 2011 (the “Prospectus”) relating to the securities to be registered hereunder (the “Notes”).  The Registrants incorporate by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.                                Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 10 through 19 of the Prospectus (under “Description of the Debt Securities and Guarantees”), pages 20 through 26 of the Prospectus (under “Certain Tax Considerations”), pages S-7 through S-10 of the Prospectus Supplement (under “Description of the Notes”) and page S-10 of the Prospectus Supplement (under “Tax Considerations”), all of which information is incorporated by reference in this registration statement.

Item 2.                                Exhibits.

4.1
Indenture dated April 27, 2011 (the “Indenture”) by and among Abbey National Treasury Services plc, Santander UK plc and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-3 dated March 18, 2011).

4.2	Forms of Global Notes (incorporated herein by reference to Exhibits 4.1 and 4.2 to the Current Report on Form 6-K dated April 27, 2011).

4.3	Officer’s Certificate pursuant to Section 3.01 of the Indenture setting forth the terms of the Notes.

99.1
Prospectus dated April 5, 2011 and Prospectus Supplement dated April 20, 2011 incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated April 21, 2011 (Registration No. 333-172925).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Santander UK plc By: /s/ Sarah Robinson Name: Sarah Robinson Title: Authorized Signatory Abbey National Treasury Services plc By: /s/ Sarah Robinson Name: Sarah Robinson Title: Authorized Signatory

Date:	June 1, 2011

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